Exhibit 28 (j)(2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated January 31, 2023, and each included in this Post-Effective Amendment No. 106 to the Registration Statement (Form N-1A, File No. 33-43472) of Federated Hermes Fixed Income Securities, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated January 24, 2023, with respect to the financial statements and financial highlights of Federated Hermes Strategic Income Fund (one of the portfolios comprising Federated Hermes Fixed Income Securities, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 24, 2023